UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

CUBESMART

CUBESMART, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (CubeSmart)	001-32324	20-1024732
Delaware (CubeSmart, L.P.)	000-54462	34-1837021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Old Lancaster Road, Malvern, Pennsylvania 19355

(Address of Principal Executive Offices)

(610) 535-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 19, 2015, CubeSmart (the “Company”) and CubeSmart, L.P. (the “Operating Partnership”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Company, the Operating Partnership, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in Exhibit A thereto (the “Underwriters”), relating to the public offering by the Operating Partnership of $250.0 million aggregate principal amount of the Operating Partnership’s 4.000% senior notes due 2025 (the “Notes”). The Company has fully and unconditionally guaranteed the payment of principal, the make-whole premium, if any, and interest on the Notes (the “Guarantee”). The offering and sale of the Notes and related Guarantee are expected to be completed on October 26, 2015. Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations and covenants. The offer and sale of the Notes and related Guarantee were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-194661) (as the same may be amended and/or supplemented, the “Registration Statement”), under the Securities Act.

The Notes and the Guarantee will be issued pursuant to a base indenture dated as of September 16, 2011, between the Company, the Operating Partnership and U.S. Bank National Association, as trustee, as supplemented by a third supplemental indenture expected to be dated as of October 26, 2015. The Operating Partnership intends to use the net proceeds from this offering to repay all of the outstanding indebtedness incurred under the unsecured revolving portion of the Company’s credit facility maturing in 2020 and for working capital and other general corporate purposes, which may include repayment or repurchase of other indebtedness.  Affiliates of the Underwriters act as lenders and/or agents under the Company’s credit facility and those affiliates therefore may receive a portion of the proceeds from the offering of the Notes and related Guarantee through the repayment of those borrowings.

The foregoing is not a complete discussion of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

On October 19, 2015, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement, dated October 19, 2015, by and among CubeSmart, CubeSmart, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of each of the other Underwriters named in Exhibit A thereto.

99.1	Press Release, dated October 19, 2015.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBESMART

Date: October 19, 2015	By:	/s/ Jeffrey P. Foster
			Name:	Jeffrey P. Foster
			Title:	Senior Vice President, Chief Legal Officer & Secretary

CUBESMART, L.P.

		By:	CubeSmart, its general partner

Date: October 19, 2015	By:	/s/ Jeffrey P. Foster
			Name:	Jeffrey P. Foster
			Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated October 19, 2015, by and among CubeSmart, CubeSmart, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of each of the other Underwriters named in Exhibit A thereto.

99.1	Press Release, dated October 19, 2015.